                                                                   EXHIBIT 23(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of The BFGoodrich Company of our report dated February 14, 2000, except for Note W, as to which the date is February 21, 2000, included in the 1999 Annual Report to Shareholders of The BFGoodrich Company.

We also consent to the incorporation by reference of our report dated February 14, 2000, except for Note W, as to which the date is February 21, 2000, with respect to the consolidated financial statements incorporated herein by reference, in the following Registration Statements and in the related
Prospectuses:

Registration
  Number          Description of Registration Statement                     Filing Date
------------      -------------------------------------                     -----------

  33-20421        The B.F.Goodrich Company Key Employees'                   March 1, 1988
                  Stock Option Plan - Form S-8

  2-88940         The B.F.Goodrich Company Retirement Plus                  April 28, 1989
                  Savings Plan - Post-Effective Amendment
                  No. 2 to Form S-8

  33-29351        The Rohr Industries, Inc. 1988 Non-Employee               June 19, 1989
                  Director Stock Option Plan - Form S-8

  33-49052        The B.F.Goodrich Company Key Employees'                   June 26, 1992
                  Stock Option Plan - Form S-8

  33-59580        The B.F.Goodrich Company Retirement                       March 15, 1993
                  Plus Savings Plan for Wage Employees - Form S-8

  333-03293       The B.F.Goodrich Company                                  May 8, 1996
                  Stock Option Plan - Form S-8

  333-03343       Common Stock - Form S-3                                   May 8, 1996

  333-19697       The B.F.Goodrich Company Savings                          January 13, 1997
                  Benefit Restoration Plan - Form S-8

  333-53877       Pretax Savings Plan for the Salaried Employees            May 29, 1998
                  of Rohr, Inc. (Restated 1994) and Rohr, Inc. Savings
                  Plan for Employees Covered by Collective Bargaining
                  Agreements (Restated 1994) - Form S-8

  333-53879       Directors' Deferred Compensation Plan - Form S-8          May 29, 1998

  333-53881       Rohr, Inc. 1982 Stock Option Plan,                        May 29, 1998
                  Rohr, Inc. 1989 Stock Incentive Plan and
                  Rohr, Inc. 1995 Stock Incentive Plan - Form S-8

  333-74987       5 1/4% Convertible Preferred Securities Term Income       March 24, 1999
                  Deferrable Equity Securities - Form S-3


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
Registration
  Number          Description of Registration Statement                     Filing Date
------------      -------------------------------------                     -----------

  333-76297      Coltec Industries Inc. 1992 Stock Option Plan              April 14, 1999
                 Coltec Industries Inc. 1994 Stock Option Plan for
                 Outside Directors - Form S-8

  333-77023      The B.F.Goodrich Company Stock Option                      April 26, 1999
                 Plan - Form S-8



/s/ ERNST & YOUNG LLP
Charlotte, North Carolina
February 22, 2000